Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, TX 78701 512.485.9530 Fax: 512.485.9531 www•astrotechcorp•com

FOR IMMEDIATE RELEASE

ASTROTECH REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

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Astrotech Space Operations (“ASO”), the Company’s core business, supported the successful launch of The Radiation Belt Storm Probes (RBSP) mission in the first quarter 2013

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GAAP net loss of $1.4 million, or $(0.07) per diluted share, for the first quarter of fiscal 2013, on revenue of $6.1 million

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1st Detect delivered two MMS-1000TM units

Austin, Texas, November 14, 2012– Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services, today announced financial results for its fiscal year 2013 first quarter ended September 30, 2012.

“Our core business, ASO, performed well this quarter as it navigates through a slower than anticipated launch schedule. We continue to deliver on our commitments to our customers and I am pleased to see the progress we have made on the design and fabrication of the GSE project,” said Carlisle Kirkpatrick, Chief Financial Officer of Astrotech. “While our 18-month rolling backlog reflects the completion of the GSE project, we remain committed to delivering the best satellite processing services in the industry and the ASO backlog reflects consistent growth in both programs and the missions supporting these programs.”

“1st Detect delivered two MMS-1000™ units during the first quarter. These units give 1st Detect an important platform for enhancing key relationships into the future,” said Thomas B. Pickens III, Chairman and CEO of Astrotech Corporation. “The 1st Detect team is focused on opening new industrial markets by delivering lab quality equipment that meets the unique needs of our customers and development partners. I am pleased with our progress and the ongoing support and interest from our development partners as we continue to build important relationships that will enhance future demand.”

First Quarter Results

The Company posted a first quarter fiscal year 2013 net loss of $1.4 million, or $(0.07) per diluted share on revenue of $6.1 million compared with a first quarter fiscal year 2012 net loss of $0.7 million, or $(0.04) per diluted share on revenue of $4.8 million.

Update of Ongoing Operations

The Company’s 18-month rolling backlog, which includes contractual backlog, scheduled but uncommitted missions, and the design and fabrication of GSE, was $27.5 million at September 30, 2012. The majority at ASO consists of pre-launch satellite processing services, which include hardware launch preparation, advance planning, use of unique satellite preparation facilities and spacecraft checkout, encapsulation, fueling, and transport and design and fabrication of equipment and hardware for space launch activities at our Titusville, Florida and VAFB locations.

Our Spacetech business unit delivered two MMS-1000™ units to customers during the first quarter. MMS-1000TM is the first commercial product offering of the miniature mass spectrometer initially designed for the sophisticated laboratory professional.  The MMS-1000™ is a compact, high performance instrument capable of rapid MS/MS detection of trace levels of volatile compounds in less than five seconds and provides a versatile platform that can be used in various applications in the security and industrial markets.

Financial Position and Liquidity

Working capital was $3.6 million as of September 30, 2012, which included $5.1 million in cash and cash equivalents and $4.7 million of accounts receivable.

About Astrotech Corporation

Astrotech is one of the first space commerce companies and remains a strong entrepreneurial force in the aerospace industry. We are leaders in identifying, developing and marketing space technology for commercial use. Our ASO business unit serves our government and commercial satellite and spacecraft customers with pre-launch services on the eastern and western range. 1st Detect Corporation is developing what we believe is a breakthrough miniature mass spectrometer, the MMS-1000™, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in Astrotech’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Astrotech assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Carlisle Kirkpatrick

Chief Financial Officer

Astrotech Corporation

512.485.9530

Tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,
	2012	2011
	(unaudited)
Revenue	$6,128	$4,840
Cost of revenue	4,907	2,926
Gross profit	1,221	1,914
Operating expenses
Selling, general and administrative	2,099	1,929
Research and development	642	758
Total operating expenses	2,741	2,687
Loss from operations	(1,520)	(773)
Interest and other expense, net	(38)	(74)
Loss before income taxes	(1,558)	(847)
Income tax expense	—	(5)
Net loss	(1,558)	(852)
Less: Net loss attributable to noncontrolling interest*	(141)	(186)
Net loss attributable to Astrotech Corporation	$(1,417)	$(666)

Net loss per share attributable to Astrotech Corporation, basic	$(0.07)	$(0.04)
Weighted average common shares outstanding, basic	18,951	18,120

Net loss per share attributable to Astrotech Corporation, diluted	$(0.07)	$(0.04)
Weighted average common shares outstanding, diluted	18,951	18,120

*Noncontrolling interest resulted from grants of restricted stock in 1st Detect and Astrogenetix to certain employees, officers and directors. Please refer to the September 30, 2012 10-Q filed with the Securities and Exchange Commission for further detail.

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	June 30,
	2012	2012
	(unaudited)
Assets
Cash and cash equivalents	$5,078	$10,177
Accounts receivable, net	4,721	1,926
Prepaid expenses and other current assets	863	592

Total current assets	10,662	12,695

Property, plant, and equipment, net	36,986	37,270
Other assets, net	70	84

Total assets	$47,718	$50,049

Liabilities and stockholders’ equity
Current liabilities	$7,078	$7,875
Long-term liabilities	6,049	6,042
Stockholders’ equity	34,591	36,132
Total liabilities and stockholders’ equity	$47,718	$50,049

ASTROTECH CORPORATION AND SUBSIDIARIES

Unaudited Reconciliation of Non-GAAP Measures

(In thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization

	Three Months
	Ended September 30,
	2012	2011
EBITDA	$(987)	$(195)
Depreciation & amortization	507	592
Interest and other expense, net	64	60
Income tax expense	—	5
Net loss	(1,558)	(852)

Net loss attributable to noncontrolling interest	(141)	(186)

Net loss attributable to Astrotech Corporation	$(1,417)	$(666)

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

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